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                            PLY GEM INDUSTRIES, INC.

                       1994 EMPLOYEE INCENTIVE STOCK PLAN


         SECTION  1.      Purpose;  Definitions.

         The purpose of the Ply Gem Industries, Inc. 1994 Employee Incentive Stock Plan (the "Plan") is to better enable the Company and its Subsidiaries to attract, retain and reward key employees and strengthen the existing mutuality of interests between such key employees and the Company's stockholders, by offering such key employees stock options and/or restricted stock. The Plan also enables the Company to offer incentives to executives of companies which are acquired by the Company from time to time as incentives and inducements for employment. The Plan shall be effective as of the date of approval by the stockholders of the Company.

                 For purposes of the Plan, the following terms shall be defined as set forth below:

                 a.       "Board" means the Board of Directors of the Company.

                 b. "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary.

                 c. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

                 d.       "Committee" means the Committee referred to in
Section 2 of the Plan. If at any time no Committee shall be in office, or if the grant of a Stock Option or Restricted Stock may, in the discretion of the Committee or the Board, constitute a conflict of interest, then the functions of the Committee specified in the Plan shall be exercised by the Board.

                 e. "Company" means Ply Gem Industries, Inc., a corporation organized under the laws of the State of Delaware or any successor corporation.

                 f. "Disability" means disability as determined under procedures established by the Committee for purposes of this Plan.

                 g. "Disinterested Person" shall have the meaning set forth in Rule 16b-3(d)(3) as promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Commission and shall be such person as referred to as an "Outside Director" pursuant to the provision of the Regulations promulgated under Section 162(m) of the Code.

                 h. "Effective Date" of the Plan shall be the date of approval by the Stockholders of the Company.

                 i. "Eligible Participant" or "Eligible Employee" means any executive or key employee of the Company or a Subsidiary, including any executive of a company which is acquired by the Company or a Subsidiary, who is responsible for and contributes to the management growth and/or profitability for the business of the Company or its Subsidiaries.





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                 j.       "Exchange Act" means the Securities Exchange Act of
1934, as amended from time to time.

                 k. "Fair Market Value" means, as of any given date, unless otherwise determined by the Committee in good faith, the mean between the highest and lowest quoted selling price, regular way, of the Stock on the American Stock Exchange (or the principal exchange upon which the Stock is listed) or, if no such sale of Stock occurs on such date, the fair market value of the Stock as determined by the Committee in good faith.

                 l. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

                 m. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

                 n. "Plan" means this Ply Gem Industries, Inc. 1994 Employee Incentive Stock Plan, as hereinafter amended from time to time.

                 o. "Restricted Stock" means an award of shares of Stock that is subject to restrictions under Section 5 below.

                 p. "Retirement" means normal or early retirement in accordance with the Company's policies as in effect from time to time.

                 q. "Stock" means the Common Stock, $.25 par value per share, of the Company.

                 r. "Stock Option" or "Option" means any option to purchase shares of Stock (including Incentive Stock Options and Non-Qualified Stock Options).

                 s. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                 In addition, the terms "Change in Control", "Potential Change in Control" and "Change in Control Price" shall have meanings set forth, respectively, in Sections 6(b), (c) and (d) below.


         SECTION 2.       Administration.

         The Plan shall be administered by a Committee of not less than two members of the Board who qualify as Disinterested Persons and who shall be appointed by the Board.

         The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Participants Stock Options and Restricted Stock.

         The Committee shall have the authority:

         (i) to select the Eligible Participants to whom Stock Options and Restricted Stock may from time to time be granted hereunder;





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         (ii)    to determine whether and to what extent Incentive Stock
Options, Non-Qualified Stock Options or Restricted Stock are to be granted hereunder to one or more Eligible Participant;

         (iii) to determine the number of shares to be covered by each such award granted hereunder;

         (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder;

         (v) to determine whether and under what circumstances a Stock Option may be settled in cash and/or Restricted Stock under Section 4(k) instead of Stock; and

         (vi) to determine whether, to what extent and under what circumstances Option grants and/or Restricted Stock are to be made.

         Subject to Section 7 hereof, the Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

         All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants; provided, however, that no decision or action taken by the Committee shall impair the rights of any holder of a Stock Option or other award granted pursuant to the Plan without the holder's consent.


         SECTION 3.       Stock Subject to Plan.

         The total number of shares of Stock reserved and available for distribution under the Plan shall be 2,250,000 shares. Such shares may be either authorized but unissued shares or treasury shares.

         If any shares of Stock that have been reserved and available for issuance in accordance with the Plan as aforesaid, cease to be subject to a Stock Option (as a result of forfeiture or otherwise), or if any Restricted Stock award granted hereunder is forfeited, such shares shall again be available for distribution in connection with future awards under the Plan.

         Shares of Stock used as payment in exercising a Stock Option or for tax withholding shall be available for future Stock Options or Restricted Stock; provided, however, that such additional shares shall not be made available if such action will cause the Plan not to comply with Rule 16b-3 under the Securities Exchange Act of 1934.

         In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, and in the number and option price of shares subject to outstanding Options granted under the Plan, as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. In the event of an extraordinary dividend or any other material change in the Company's capital structure, similar adjustments shall be made if, and to the extent, deemed appropriate by the Board.





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         SECTION 4.       Stock Options.

         Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. The maximum number of Stock Options which may be granted under the Plan during any one year to any employee of the Company shall be 250,000; provided however, that up to 750,000 options may be granted to Jeffrey S. Silverman, Chairman of the Company, in accordance with a formula based on increases and decreases in the Company's net income included in his employment agreement.

         Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

         The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options, provided such option grants comply with the requirements of Section 162(m) of the Code.

         Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

         (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than the Fair Market Value of the Stock at grant.

         (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Option is granted.

         (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant, provided, however, that except as provided in Section 4(f) and (g) and Section 7, unless otherwise determined by the Committee at or after grant, no Incentive Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

         (d) Method of Exercise. Subject to whatever installment exercise provisions apply under Section 4(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased.

         Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee.

         If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, such Restricted Stock (and any replacement shares relating thereto) shall remain (or be) restricted in accordance with the original terms of the Restricted Stock award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions, unless otherwise determined by the Committee, in its sole discretion, at or after grant.

         No shares of Stock shall be issued upon the exercise of a Stock Option until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a stockholder with





                                       4.
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respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 9(a).

         (e) Non Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the aforesaid, the Committtee shall have the authority to permit transferability of options to members of the optionee's family or a family trust.

         (f) Termination by Death. Subject to the provisions of the Plan, if an optionee's employment by the Company and/or any Subsidiary terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee for a period of twelve months (or such other period as the Committee may specify at grant) from the date of such death or the date of appointment of the legal representative of such estate, if any, or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

         (g) Termination by Reason of Disability or Retirement. Subject to the provisions of the Plan, if an optionee's employment by the Company and any Subsidiary terminates by reason of Disability or Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of one year (or such other period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such one-year period (or such other period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or six months from the appointment of the legal representative of the estate of the deceased employee, if any, or until the end of the one-year period specified above, whichever expires later but in no event beyond the expiration of the stated term of such Stock Option. In the event of termination of employment by reason of Disability or Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

         (h) Other Termination. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee's employment by the Company and/or any Subsidiary terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three months or the balance of such Stock Option's term if the optionee is involuntarily terminated by the Company or any Subsidiary without Cause.

         (i) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
Section 422 of the Code as may be in effect from time to time, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option
under such Section 422.   The Committee shall have the authority to amend the
Plan so that it conforms with Section 422 of the Code as in effect from time to time.

         (j) Buyout Provisions. The Committee may at any time offer to purchase (or exchange) for Cash, Stock or Restricted Stock, an option previously granted under the Plan based on such terms and





                                       5.
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conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

         (k) Settlement Provisions. If the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

         (l) Financing. If the Committee so determines, the Company shall make or arrange for a loan to an employee with respect to the exercise of Stock Options. The Committee shall have full authority to decide whether such a loan should be made and to determine the amount, term and other provisions of any such loan, including the interest rate to be charged, if any, whether the loan is to be with or without recourse against the borrower, the security, if any, therefor, the terms on which the loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no loan hereunder shall have a term (including extensions) exceeding 10 years in duration or be in an amount exceeding 90% of the total purchase price paid by the borrower.


                 SECTION 5.       Restricted Stock.

         (a) Administration. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 5(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards. The maximum number of shares of Restricted Stock which may be granted under the Plan during any one year to any one employee shall be 250,000.

         The Committee may, subject to Section 162(m) of the Code, condition the grant of Restricted Stock upon the attainment of specified performance measures or longevity goals or such other factors as the Committee may determine, in its sole discretion. The performance measures that the Committee may use consist of net income, income from operations, net sales, and return or net assets or sales.

         The provisions of Restricted Stock awards need not be the same with respect to each recipient.

         (b) Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

                 (i) The purchase price for shares of Restricted Stock, if any, shall be at least par value.

                 (ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required and currently due under Section 5(b)(i).

                 (iii) Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.





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                 (iv)     The Committee may require that the stock certificates
evidencing such shares be held in custody by the Company or the Company's designee, until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

         (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 5 shall be subject to the following restrictions and conditions:

                 (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

                 (ii) Except as provided in this paragraph (ii) and Section 5(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. However, the Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 9(e), in additional shares of Restricted Stock (subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued) to the extent shares are available under Section 3, or otherwise reinvested. Pursuant to Section 3 above, Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

                 (iii) Subject to the applicable provisions of the award agreement and this Section 5, upon termination of a participant's employment with the Company and/or any Subsidiary for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee.

                 (iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares shall be delivered to the participant promptly.


         SECTION  6.      Change in Control Provisions.

         (a)     Impact of Event.  In the event of:

                 (1)  a "Change in Control" as defined in Section  6(b), or

                 (2) a "Potential Change in Control" as defined in Section 6(c), but only if and to the extent so determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination), the following acceleration and valuation provisions shall apply:

                          (i)  The restrictions and limitations applicable to
any Restricted Stock, in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested.





                                       7.
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                          (ii)  The value of all outstanding Stock Options to
the extent then exercisable, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be "cashed out" on the basis of the "Change in Control Price" as defined in Section 6(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control. As used in this
Section 6(a)(ii), the term "cashed out" shall mean the amount equal to the difference in the Change in Control Price and the exercise price of an outstanding Stock Option.

         (b) Definition of "Change in Control". For purposes of Section 6(a), a "Change in Control" means the happening of any of the following:

                 (i) When any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), or any person, entity or group specifically excluded by the Board, directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time) of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

                 (ii) When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section 6(b)(ii); or

                 (iii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary or an Affiliated Company (or any person, entity or group, as such terms are defined in Section 6(b)(i) above, specifically excluded by the Board) through purchase of assets, or by merger, or otherwise.

         (c)     Definition of "Potential Change in Control".  For purposes of
Section 6(a) a "Potential Change in Control" means the happening of any one of the following:

                 (i) The approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 6(b); or

                 (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group, as such terms are defined in
Section 6(b)(i) above (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee) or any person, entity or group, as such terms are defined in Section 6(b)(i) above, specifically excluded by the Board) of securities of the Company representing five percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan; or

                 (iii) The commencement by any person, entity or group (as such terms are defined in Section 6(b)(i) above) of a tender offer and the adoption by the Board of a resolution to the effect that a Potential Change in Control has occurred for purposes of this Plan.





                                      8.

         (d)     Definition of "Change In Control Price".  For purposes of this
Section 6, "Change in Control Price" means the highest price per share paid in any transaction reported on the American Stock Exchange (or the principal exchange upon which the Stock is listed), paid in any bona fide transaction, or offered pursuant to a bona fide offer, including a tender offer, related to a potential or actual Change in Control of the Company at any time during the sixty-day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee.


         SECTION  7.      Amendments and Termination.

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option and/or Restricted Stock award theretofore granted, without the optionee's or participant's consent, or which, without the approval of the Company's stockholders, would:

         (a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan or increases the annual share maximums;

         (b) except as expressly provided in this Plan, decrease the option price of any Stock Option to less than 100% of the Fair Market Value on the date of grant;

         (c) change the employees, participants, classes of employes or classes or participants eligible to participate in the Plan; or

         (d)  extend the maximum option period under Section 4(b) of the Plan.

         The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to this
Section 7, no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices.

         Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.


         SECTION 8.       Unfunded Status of Plan.

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.





                                       9.

         SECTION  9.      General Provisions.

         (a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

         All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         (c) The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

         (d) No later than the date as of which an amount first becomes includable in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries and its Affiliated Companies shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

         (e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under
Section 3 for such reinvestment (taking into account then outstanding Stock Options.

         (f) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.


         SECTION  10.     Term of Plan.

         No Stock Option or Restricted Stock award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards granted prior to such tenth anniversary may extend beyond that date.





                                      10.